UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2007

ACTUANT CORPORATION

(Exact name of Registrant as specified in its charter)

Wisconsin	1-11288	39-0168610
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

13000 W. Silver Spring Drive

Butler, WI 53007

Mailing address: P.O. Box 3241, Milwaukee, Wisconsin 53201

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (414) 352-4160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 6, 2007, Actuant Corporation (the “Company”) entered into a purchase agreement (the “Purchase Agreement”), by among the Company, Banc of America Securities LLC and the other initial purchasers named therein (the “Initial Purchasers”). Pursuant to the Purchase Agreement, the Company agreed to issue and sell $250 million of 6.875% Senior Notes due 2017 to the Initial Purchasers in a private offering in reliance on Rule 144A and Regulation S under the Securities Act of 1933, as amended. The sale of the notes is expected to be completed on or about June 12, 2007, subject to the satisfaction of customary terms and conditions specified in the Purchase Agreement.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Item 8.01 Other Events.

On June 6, 2007, the Company issued a press release announcing the pricing of its private placement of $250 million of 6.875% Senior Notes due 2017. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
10.1	Purchase Agreement dated June 6, 2007 by and among Actuant Corporation, Banc of America Securities LLC and the other initial purchasers named therein.
99.1	Press release issued by Actuant Corporation on June 6, 2007 announcing the pricing of $250 million of Senior Notes due 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ACTUANT CORPORATION
(Registrant)
Date: June 11, 2007	By:	/s/ Andrew G. Lampereur

Andrew G. Lampereur
Executive Vice President and
Chief Financial Officer

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